UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2006

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 17, 2006, BioSphere Medical, Inc. (“BioSphere”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected institutional investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, BioSphere has agreed to sell a total of 2,075,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), for aggregate gross proceeds of $14,525,000.

Pursuant to the Securities Purchase Agreement, each of BioSphere, on the one hand, and the Investors, on the other hand, made representations and warranties regarding matters that are customarily included in financings of this nature. Such representations and warranties shall survive indefinitely. Pursuant to the terms of the Securities Purchase Agreement, BioSphere has agreed to indemnify the Investors against damages with respect to breaches of representations, warranties, covenants and agreements made by BioSphere under the Securities Purchase Agreement and related transaction documents. The obligations of BioSphere to sell and issue the Common Stock, and the obligations of the Investors to purchase such securities, are subject to the fulfillment of specified conditions prior to closing.

The description of the terms and conditions of the Securities Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by this reference. The Securities Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about BioSphere. Such information can be found in the other public filings BioSphere makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Registration Rights Agreement

On February 17, 2006, BioSphere entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, BioSphere has agreed to register the shares of Common Stock sold to the Investors pursuant to the Securities Purchase Agreement. BioSphere has agreed to file with the SEC a registration statement with respect to this registration within 30 days after closing. If certain of its obligations under the Registration Rights Agreement are not met, BioSphere has agreed to make pro-rata liquidated damages payments to each Investor.

The description of the terms and conditions of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Other than with respect to the Securities Purchase Agreement and the Registration Rights Agreement, there are no material relationships between BioSphere and any of the Investors.

Item 3.02.                                          Unregistered Sales of Equity Securities.

On February 17, 2006, BioSphere entered into a definitive agreement to sell an aggregate of 2,075,000 shares of its Common Stock at a per share cash purchase price of $7.00. BioSphere shall receive gross proceeds in the amount of $14,525,000 from the sale of the Common Stock. The financing will result in net proceeds to BioSphere of approximately $13,400,000 after the deduction of offering expenses.

The foregoing sales and issuances were made in reliance upon exemptions from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) and Rule 506 of Regulation D thereof, relative to the sales and issuances to accredited investors, within the meaning of Rule 501 of Regulation D, of the securities of an issuer not involving any public offering.

Additional information regarding the sale and issuance of the Common Stock is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 8.01.                                          Other Events.

On February 17, 2006, BioSphere announced that it had entered into a definitive agreement with selected institutional investors pursuant to which BioSphere has agreed to sell 2,075,000 shares of its Common Stock at a per share cash purchase price of $7.00. The financing will result in net proceeds to BioSphere of approximately $13,400,000 after the deduction of offering expenses. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of February 17, 2006, by and among BioSphere Medical, Inc. and the investors named therein
10.2	Registration Rights Agreement, dated as of February 17, 2006, by and among BioSphere Medical, Inc. and the investors named therein
99.1	Press release of BioSphere Medical, Inc., dated February 21, 2006